UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2015 (April 23, 2015)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations
Item 1.01     Entry into a Material Definitive Agreement
On April 23, 2015, Brookdale Senior Living Inc. (the "Company") entered into an agreement (the "Agreement") with Sandell Asset Management Corp. and certain affiliates thereof (collectively, "Sandell").  Sandell beneficially owns approximately 1.4% of the outstanding common stock of the Company (the "Common Stock").  The following is a summary of the material terms of the Agreement.
Pursuant to the Agreement, the Company has agreed to cause the Board of Directors of the Company (the "Board") (i) to appoint Mark J. Parrell and Lee S. Wielansky (the "New Directors") as Class III directors with terms expiring at the 2015 annual meeting of stockholders (the "2015 Annual Meeting"), (ii) to nominate the New Directors for election to the Board at the 2015 Annual Meeting as Class III directors with terms expiring at the 2018 annual meeting of stockholders, (iii) to recommend that the Company's stockholders vote "for" the Nominees and to solicit the Company's stockholders to vote for the Nominees in the same manner as other nominees of the Company standing for election as directors, (iv) to reconstitute the Company's Investment Committee to consist of the New Directors, William G. Petty, Jr. and one additional independent director, with the Committee being entitled to recommend to the Board that an additional director be added to the Committee and (v) to amend the Charter of the Investment Committee. If, during the Standstill Period (as defined below), Mr. Wielansky resigns or is otherwise unable or unwilling to serve as a director, and Sandell beneficially owns at least 75% of the shares of Common Stock held by Sandell on April 23, 2015, then Sandell will have the ability to recommend a replacement director in accordance with the terms of the Agreement.
Under the Agreement, Castlerigg Active Investment Master Fund, Ltd., an affiliate of Sandell, agreed to withdraw the notice of its intention to nominate persons for election as directors at the 2015 Annual Meeting submitted to the Company on March 16, 2015.  The Agreement further provides that Sandell will continue to have the right to vote its shares of Common Stock through the 2015 Annual Meeting and will vote all of such shares in accordance with the Board's recommendation with respect to the election of directors, the Company's "say-on-pay" proposal and the ratification of the Company's auditors.
Under the terms of the Agreement, during the period (the "Standstill Period") from April 23, 2015 until the earlier of (a) the date that is 25 days prior to the deadline for the submission of stockholder nominations of directors in respect of the 2016 annual meeting of stockholders set forth in the Amended and Restated Bylaws of the Company, as amended, and (b) the date that is 10 days after the date, if any, that Sandell provides written notice to the Company that the Company has materially breached any of its obligations under the Agreement (which breach, if curable, remains uncured for the 10 days following receipt of such notice), Sandell agreed, among other things, not to (i) sell any securities in the Company to any third party that would knowingly result in such third party owning 5% or more of the then outstanding shares of Common Stock (or increase the ownership of any party already owning such percentage), (ii) acquire securities in the Company resulting in Sandell owning 5% or more of the then outstanding shares of Common Stock, (iii) engage in any solicitation of proxies or consents with respect to securities of the Company, or (iv) seek to effect mergers, acquisitions, recapitalizations or similar transactions involving the Company.

Each party to the Agreement has agreed to mutual non-disparagement obligations.
The Agreement will terminate automatically upon the expiration of the Standstill Period.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.
Section 5 — Corporate Governance and Management
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)     On April 23, 2015, each of Mark J. Schulte and Dr. Samuel Waxman submitted notice of his retirement and resignation from the Board, which became effective on the same day.  Before their respective retirements and resignations, Mr. Schulte served as the chair of the Investment Committee and Dr. Waxman served as a member of the Compensation and Nominating and Corporate Governance Committees.  There were no disagreements relating to the Company's operations, policies or practices between the Company and either of Mr. Schulte or Dr. Waxman that led to his decision to retire and resign from the Board.  In connection with his retirement, the Company and Mr. Schulte entered into an amendment to the Separation Agreement and General Release dated February 7, 2008 between the Company and Mr. Schulte (the "Separation Agreement").  Pursuant to the amendment, the non-competition covenants previously made by him expired upon the termination of his service as a member of the Board.
(d)     On April 23, 2015, the Board appointed each of Mark J. Parrell and Lee S. Wielansky to the Board as a Class III director for a term scheduled to expire, along with the other Class III director, at the 2015 Annual Meeting.  The appointments of Messrs. Parrell and Wielansky filled the vacancies created by the retirements and resignations of Mr. Schulte and Dr. Waxman.  Each of Messrs. Parrell and Wielansky has also been appointed to serve as a member of the Investment Committee of the Board.
Except as described under Item 1.01 of this Report (which is incorporated herein by reference), there are no arrangements or understandings between either of Messrs. Parrell or Wielansky and any other persons pursuant to which he was selected as a director.  The Board has determined that each of Messrs. Parrell and Wielansky qualifies as an independent director under the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission ("SEC") rules.  Additionally, there are no transactions involving either of Messrs. Parrell or Wielansky that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with each of Messrs. Parrell's and Wielansky's appointment to the Board, he will receive a grant of shares of restricted stock with a value of approximately $100,000 based on the closing price of the Company's common stock on the date of grant.  The restricted stock will vest, subject to continued service, on the first anniversary of the date of grant.  In addition, each of Messrs. Parrell and Wielansky will participate in the Company's compensation arrangements for non-employee directors, which are described in the Company's Current Report on Form 8-K filed with the SEC on January 5, 2015.  The Company has entered or will enter into an Indemnification Agreement with each of Messrs. Parrell and Wielansky in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2011.
(e)     On April 23, 2015, the Company and T. Andrew Smith entered into an amendment to the Employment Agreement between the Company and Mr. Smith dated February 11, 2013 (the "Employment Agreement"), and the Company adopted an amendment to the Severance Pay Policy, Tier I, which was adopted by the Company on August 6, 2010 and is applicable to certain members of our senior management executive committee (including named executive officers Mark Ohlendorf, Gregory Richard, Bryan Richardson and Glenn Maul) (the "Policy").  The amendments were approved by the Board upon the recommendation of the Compensation Committee and after the Company had received feedback from several significant stockholders regarding its change in control severance arrangements.  In making its recommendation, the Compensation Committee had reviewed the Company's severance arrangements with its independent consultant.  The amendments are intended to further align the Company's senior executives' interests with those of the Company's stockholders, particularly in the context of a change in control.
As a result of the amendments, the Employment Agreement and Policy will provide for the following additional payments in the event that such individual's employment is terminated by the Company "without cause" or he terminates his employment for "good reason" (each as defined in the Employment Agreement or Policy, as applicable), subject to the individual executing and delivering a waiver and release and the expiration of the applicable revocation period:  (i)  if such termination occurs within 12 months of a "change in control" (as defined in the Employment Agreement or Policy, as applicable), the payment in a lump sum on the 60th day following such termination of 300% of such individual's target annual bonus opportunity for the year of termination; (ii) for Messrs. Smith, Ohlendorf, Richard and Richardson (and for Mr. Maul, only in the context of a termination by the Company without cause), if such termination occurs outside the context of a change in control, payments in installments over 18 months of 250% of such individual's target annual bonus opportunity for the year of termination; and (iii) for Messrs. Ohlendorf, Richard, Richardson and Maul, whether or not such termination occurs in the context of a change in control, the payment of an annual cash bonus for the year of termination (to the extent earned under the terms of the annual incentive plan), pro-rated based on the number of days he was employed by the Company during such year.  Mr. Smith was already entitled to receive a similar pro-rated annual bonus under those circumstances pursuant to the terms of his Employment Agreement.
The foregoing summary of the amendments to the Employment Agreement and Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments filed as Exhibits 10.2 and 10.3 hereto, which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement dated as of April 23, 2015, by and among Brookdale Senior Living Inc. and Sandell Asset Management Corp. and the other entities listed on Schedule A thereto.

10.2	Amendment No. 1 to Employment Agreement dated as of April 23, 2015 by and between Brookdale Senior Living Inc. and T. Andrew Smith.

10.3	Amendment No. 1 to Severance Pay Policy, Tier I, adopted by Brookdale Senior Living Inc. on April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	April 27, 2015	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Agreement dated as of April 23, 2015, by and among Brookdale Senior Living Inc. and Sandell Asset Management Corp. and the other entities listed on Schedule A thereto.

10.2	Amendment No. 1 to Employment Agreement dated as of April 23, 2015 by and between Brookdale Senior Living Inc. and T. Andrew Smith.

10.3	Amendment No. 1 to Severance Pay Policy, Tier I, adopted by Brookdale Senior Living Inc. on April 23, 2015.